Exhibit 13.1

Certification of Chief Executive Officer Pursuant to Section 1350 of Title 18 of the United States Code (Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the annual report on Form 20-F of Visionary Holdings Inc. (the "Company") for the year ended March 31, 2024 (the "Report"), filed with the Securities and Exchange Commission on the date hereof, the undersigned, in the capacity and on the date indicated below, certifies pursuant to Section 1350 of Title 18 of the United States Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

• The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

• The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 28, 2026

Signature:	/s/ XIYONG HOU

Name:	XIYONG HOU

Title:	Chief Executive Officer (Principal Executive Officer)